EX-99.p.1

CODE OF ETHICS (PERSONAL TRADING)

I.                          Introduction

Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the “1940 Act”), makes it unlawful for any affiliated person, officer or Board member of the Funds in connection with the purchase or sale by such person of a Security (as defined below) “held or to be acquired” by the Funds:

1.                                      To employ any device, scheme or artifice to defraud the Funds;

2.                                      To make to the Funds any untrue statement of a material fact or omit to state to the Funds a material fact necessary in order to make the statement made, in light of the circumstances under which they are made, not misleading;

3.                                      To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Funds; or

4.                                      To engage in any manipulative practice with respect to the Funds’ investment portfolios.

II.                     Purpose of the Code of Ethics

The Funds expect that the officers and Fund Board members will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Funds’ shareholders first; (2) the requirement that all personal Securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, Rule 17j-1 under the 1940 Act, and various pronouncements by the Securities and Exchange Commission (“SEC”) and the Investment Company Institute on personal investing by investment company personnel, (1) the Funds have adopted this Code of Ethics to specify a code of conduct for certain types of personal Securities transactions that might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.  This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Fund personnel from liability for personal trading or other conduct that violates a fiduciary duty to Fund shareholders.

This Code of Ethics does not apply to any officer, Board member or employee of the Funds who is also an Access Person or Investment Personnel (as defined under Rule 17j-1 under the 1940 Act) employed by the Funds’ investment adviser, investment sub-advisers or principal underwriter (“Excluded Advisory Personnel”).  Those individuals are covered by the Codes of Ethics that have been adopted by their respective entities and approved by the Board of each of the Funds in accordance with the provisions of Rule 17j-1 of the 1940 Act.

III.                Definitions

A.                                    “Access Person” means (1) each Board member or officer of the Funds; and (2) any Advisory Person of the Funds except Excluded Advisory Personnel.

(1)         See Investment Adviser Code of Ethics, SEC Release No. IC-26492 (July 9, 2004); Personal Investment Activities of Investment Company Personnel, SEC Release No. IC-23958 (August 24, 1999); Personal Investment Activities of Investment Company Personnel, Report by the Securities and Exchange Commission (September 1994); and Report of the Advisory Group on Personal Investing, Investment Company Institute (May 9, 1994).

Aberdeen U.S. Registered Funds	Revised March 2016

B.                                    “Advisory Person” means (1) each Board member, officer, general partner or employee of the Funds (or of any company in a control relationship to the Funds) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Reportable Security (as defined below) by the Funds or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Funds who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a Reportable Security by the Funds.

C.                                    “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

D.                                    “Beneficial Ownership” shall be interpreted in the same manner as it would be in determining whether a person is considered a “beneficial owner” as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (“1934 Act”), which generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the Reportable Security.  You will be treated as a “beneficial owner” of a Security under this Code only if you have a direct or indirect pecuniary interest in the Security.  A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.  An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include, among other things, Securities held by members of your immediate family sharing the same household; Securities held by a partnership of which you are a general partner; Securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity Securities which may be acquired upon exercise of an option or other right, or through conversion.  For interpretive guidance on this test, you should consult your counsel.  A person is normally regarded as the beneficial owner of Reportable Securities held in the name of his or her spouse or minor children and adults living in his or her household.

E.                                     “Control” shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.  Generally, control is the power to exercise a controlling influence over the management or policies of a company unless such power is solely the result of an official position with such company.

F.                                      “Exempt Transactions” means: (1) purchases or sales effected in any account over which an Access Person or Investment Personnel has no direct or indirect influence or control; (2) purchases or sales which are non-volitional(2) on the part of the Access Person, Investment Personnel or the Funds; (3) purchases which are part of an Automatic Investment Plan; or (4) purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Reportable Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

G.                                    A Security is “held or to be acquired” if within the most recent 15 days it (1) is or has been held by the Funds, (2) is being or has been considered by the Funds or the investment adviser or investment sub-adviser for purchase by the Funds or (3) any option

(2)         Non-volitional purchases or sales include those transactions, which do not involve a willing act or conscious decision on the part of the Board Member, officer or employee.  For example, shares received or disposed of by Access Persons or Investment Personnel in a merger, recapitalization or similar transaction are considered non-volitional.

to purchase or sell and any Security convertible into or exchangeable for a Reportable Security that is described in (1) or (2) of this definition.

H.                                   An Access Person’s “immediate family” means a spouse, minor children and adults living in the same household as the Access Person.

I.                                        “Independent Board Member” means each Board member who is not an “interested person” of the Funds (as defined in Section 2(a)(19) of the 1940 Act) and who would be required to make a report under Section V of this Code solely by reason of being a Board member of the Funds.

J.                                        An “Initial Public Offering” means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

K.                                    “Investment Personnel” of the Funds means (1) any employee of the Funds (or of any company in a control relationship to the Funds) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Funds or (2) any natural person who controls the Funds and who obtains information concerning recommendations made to the Funds regarding the purchase or sale of Securities by the Funds.

L.                                     A “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

M.                                 “Purchase or sale of a Reportable Security” includes, among other things, the writing of an option to purchase or sell a Reportable Security.

N.                                    “Reportable Security” means a Security excluding (1) direct obligations of the Government of the United States; (2) banker’s acceptances; (3) bank certificates of deposit; (4) commercial paper; (5) high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; and (6) shares of registered open-end investment companies other than those advised by an Aberdeen Adviser.

O.                                    “Security” means a security as defined in Section 2(a)(36)of the 1940 Act which is defined as any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

IV.                 Policies of the Funds Regarding Personal Securities Transactions

A.                                    General Policy

No Access Person of the Funds shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

B.                                    Specific Policies

1.                                      Restrictions on Personal Securities Transactions by Independent Board Members

The Funds recognize that an Independent Board Member does not have on-going, day-to-day interaction with the operations of the Funds.  In addition, it has been the practice of the Funds to give information about Securities purchased or sold by the Funds or considered for purchase or sale by the Funds to Independent Board Members in materials circulated more than 15 days after such Securities are purchased or sold by the Funds or are considered for purchase or sale by the Funds.  Accordingly, the Funds believe that less stringent controls are appropriate for Independent Board Members, as follows:

a.                                      Limited Pre-clearance.  The Securities pre-clearance requirement contained in IV.B.2. below shall only apply to an Independent Board Member if he or she knew that during the fifteen day period before the proposed transaction in a Reportable Security (other than Exempt Transactions) or at the time of the transaction that the Reportable Security to be purchased or sold by him or her (other than Exempt Transactions) was also purchased or sold by the Fund(s) or considered for the purchase or sale by the Fund(s) (i) for which such Independent Board Member acts as a Director or Trustee or (ii) whose Board meetings or other informational meetings where specific confidential Fund information is discussed that the Independent Board Member attends.

b.                                      Pre-clearance Not Granted.  When the securities pre-clearance requirement applies to an Independent Board Member, no clearance will be given to the Independent Board Member to purchase or sell any Reportable Security (1) on a day when any Fund has a pending “buy” or “sell” order in that same Reportable Security until that order is executed or withdrawn or (2) when the Funds’ Chief Compliance Officer has been advised by the Funds’ investment adviser or investment sub-adviser that the same Reportable Security is being considered for purchase or sale for any Fund.

2.                                      Restrictions on Initial Public Offering or Limited Offering Personal Securities Transactions by Access Persons Who Are Not Independent Board Members

a.                                      Pre-clearance.  An Access Person who is not an Independent Board Member is prohibited from buying or selling any Security through an Initial Public Offering or a Limited Offering for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining (i) email or other written authorization or (ii) oral authorization from a Funds Chief Compliance Officer prior to effecting such Reportable Security transaction.

A written authorization for such Security transaction will be provided by the Funds’ Chief Compliance Officer or his/her delegate to the person receiving the oral authorization (if granted).  The written authorization will also be provided to the Funds’ administrator to memorialize the email and oral authorization that was granted.

Note: If an Access Person has questions as to whether purchasing or selling a Reportable Security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the Funds’ Chief Compliance Officer for clearance or denial of clearance to trade prior to effecting any Reportable Securities transition.

b.                                      Pre-clearance Expiration.  Pre-clearance approval will expire at the close of business on the trading day after the date on which written or oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

c.                                       Pre-clearance Not Granted.  No pre-clearance will be given to purchase or sell any Reportable Security (1) on a day when any Fund has a pending “buy” or “sell” order in that same Reportable Security until that order is executed or withdrawn or (2) when the Funds’ Chief Compliance Officer has been advised by the Funds’ investment adviser or investment sub-adviser that the same Reportable Security is being considered for purchase or sale for any Fund.

3.                                      Additional Restrictions on Investment Personnel

a.                                      Gifts.  No investment personnel shall receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Funds.

b.                                      Board Service.  Investment Personnel shall not serve on the boards of directors of publicly traded companies absent prior authorization by the Funds’ Chief Compliance Officer.

V.                      Procedures — Initial Holdings Reports, Annual Holdings Reports and Quarterly Transaction Reports

A.                                    In order to provide the Funds with information to enable it to determine with reasonable assurance whether the provisions of this Code of Ethics are being observed by its Access Persons:

1.                                      Independent Board Members

a.                                      Holdings Reports Not Required — Each Independent Board Member need not make initial or annual holdings reports.

b.                                      Limited Quarterly Transaction Reporting — An Independent Board Member must submit the same quarterly transaction report as required under paragraph V.A.2.d below to the Chief Compliance Officer of the Funds, but only for a transaction in a Reportable Security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as an Independent Board Member, should have known that during the 15-

day period immediately preceding or after the date of the transaction, such Reportable Security is or was purchased or sold, or considered by the Funds, its investment adviser or investment sub-adviser for purchase or sale by the Fund (i) for which such Independent Board Member acts as a Director or Trustee or (ii) whose Board meetings or other informational meetings where specific confidential Fund information is discussed that the Independent Board Member attends.  An Independent Board Member need not make a quarterly transaction report with respect to transactions effected for, and Reportable Securities held in, any account over which the Independent Board Member has no direct or indirect influence or control.

2.                                      Access Persons Who Are Not Independent Board Members

a.                                      Initial Holdings Reports — Each Access Person who is not an Independent Board Member will submit to the Chief Compliance Officer of the Funds an Initial Holdings Report in the form attached hereto as Exhibit A that lists all Reportable Securities in which the Access Person has Beneficial Ownership.

(i)                                     The Initial Holdings Report must be submitted within ten days of becoming an Access Person and must contain information current as of a date no more than 45 days prior to becoming an Access Person.

(ii)                                  The Initial Holdings Report must include the title of each Reportable Security, the number of shares held (for equity securities), the principal amount (for debt securities) of each Reportable Security, the date the report is submitted as well as a list of any Securities accounts maintained with any broker, dealer or bank in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person of the Funds.

(iii)                               An Access Person need not include in the report transactions effected for, and Reportable Securities held in, any account over which the Access Person has no direct or indirect influence or control.

(iv)                              The report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Reportable Security to which the report relates.

b.                                      Annual Holdings Reports — Each Access Person of the Funds who is not an Independent Board Member will also submit to the Chief Compliance Officer of the Funds an Annual Holdings Report attached hereto as Exhibit A no later than 30 days after the end of the calendar year.

(i)                                     The information contained in the Annual Holdings Report must be current as of a date no more than 45 days before the report is submitted.

(ii)                                  The Annual Holdings Report must list all Reportable Securities in which the Access Person has Beneficial Ownership, the title of each Reportable Security, the number of shares held (for equity securities), the principal amount (for debt securities) of the Reportable Security, and the date the report is submitted.  The Report must also list any Securities accounts maintained with any broker, dealer or bank in which any Securities were held for the direct or indirect benefit of the Access Person.

(iii)                               An Access Person need not include in the report transactions effected for, and Reportable Securities held in, any account over which the Access Person has no direct or indirect influence or control.

(iv)                              The report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Reportable Security to which the report relates.

c.                                       Securities Confirmations — Each Access Person of the Funds who is not an Independent Board Member shall direct his or her broker to supply to a Chief Compliance Officer of the Funds, on a timely basis, duplicate copies of confirmation of all personal Securities transactions and copies of periodic statements for all Securities accounts in which the Access Person has Beneficial Ownership.

d.                                      Quarterly Transaction Reports — Each Access Person of the Funds who is not an Independent Board Member shall submit reports in the form attached hereto as Exhibit B to the Chief Compliance Officer of the Funds, showing all transactions in Reportable Securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any Securities were held for the direct or indirect beneficial interest of the Access Person.

(i)                                     Quarterly transaction reports shall be filed no later than 30 days after the end of each calendar quarter.

(ii)                                  The report shall include (a) the date of the transaction, (b) the title of the Reportable Security, (c) the interest rate and maturity date (if applicable), (d) the number of shares (for equity securities), (e) the principal amount of each Reportable Security involved; (f) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), (g) the price at which the transaction was effected, (h) the name of the broker, dealer or bank with or through whom the transaction was effected; and (i) the date the report is submitted. In addition, with respect to any account established by the Access Person in which any Reportable Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall report the following information: (a) the name and address of the broker, dealer or bank with whom the Access Person established the account; (b) the date the account was established; and (c) the date the report is submitted.

(iii)                               An Access Person of the Funds need not make a quarterly transaction report with respect to (a) transactions effected pursuant to an Automatic Investment Plan, (b) a transaction if all of the information required by paragraph (ii) above is contained in the brokerage confirmations or account statements required to be submitted under paragraph (c) above, and (c) transactions effected for, and Reportable Securities held in, any account over which the Access Person has no direct or indirect influence or control.

(iv)                              The report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Reportable Security to which the report relates.

3.                                      Identification of Access Persons — The Chief Compliance Officer of the Funds shall notify each Access Person of the Funds who may be subject to the pre-clearance requirement or required to make reports pursuant to this Code of Ethics that such person is subject to the pre-clearance or reporting requirements and shall deliver a copy of this Code of Ethics to each such person.

4.                                      Compliance Review — The Chief Compliance Officer of the Funds shall (i) with regard to any Access Persons or Investment Personnel reporting directly under this Code of Ethics, review any initial holdings reports, annual holdings reports, and quarterly transaction reports that are received by the Chief Compliance Officer under this Code of Ethics, and as appropriate compare the reports with the pre-clearance authorization received; (ii) with regard to any Excluded Advisory Personnel reporting under a Code of Ethics of the Funds’ investment adviser, sub-advisers or principal underwriter, quarterly contact the compliance officer of such investment adviser, sub-advisers or principal underwriter regarding the compliance of such Access Persons or Investment Personnel with their Code of Ethics and (iii) report to the Funds’ Board: (a) with respect to any transaction that appears to evidence a violation of this Code or the investment adviser’s, sub-advisers’ or principal underwriter’s Codes of Ethics; and (b) violations of the reporting requirement stated in such Codes of Ethics.

5.                                      Board Review — The Board shall review the operation of this Code of Ethics at least once a year.

6.                                      Service Provider Code of Ethics — The investment adviser, any investment sub-advisers and the principal underwriter shall adopt, maintain and enforce a separate code of ethics with respect to their personnel in compliance with Rule 17j-1 of the 1940 Act and Rule 204A-1 of the Investment Advisers Act of 1940, as applicable. Any material changes to the investment adviser’s, investment sub-adviser’s or principal underwriter’s code will be approved by the Board no later than six months after such change.

7.                                      Board Reporting — At each quarterly Board meeting, the Chief Compliance Officer of the Funds’ investment adviser, any investment sub-adviser and the principal underwriter of the Funds shall provide a written report to the Funds’ Board stating:

a.                                      any reported Securities transaction that occurred during the prior quarter that materially violated (either individually or in the aggregate) the provisions of the code of ethics adopted by the investment adviser, any investment sub-adviser or principal underwriter; and

b.                                      all disciplinary actions(3) taken in response to such violations.

8.                                      Annual Reports — At least once a year, the Funds’ Chief Compliance Officer shall provide to the Board a written report that contains any previously reported material violations of the code or procedures and sanctions imposed in response to material violations, any recommended changes in the code or procedures, and a certification that the procedures which have been adopted are those reasonably necessary to prevent Access Persons (as defined under Rule 17j-1) from violating their respective Codes of Ethics.  The written report will also include an assessment of the effectiveness of the Service Providers’ Codes of Ethics outlined in Section 6 above.

9.                                      Recordkeeping — This Code, the codes of the investment adviser, any investment sub-adviser and principal underwriter, a copy of each report by an Access Person, any record of any violation of this Code of Ethics and any action taken as a result thereof, any written report hereunder by the Chief Compliance Officer of the investment adviser, investment sub-adviser or the principal underwriter, records of approvals relating to Initial Public Offerings and Limited Offerings, lists of all persons required to make reports and a list of all persons responsible for reviewing such reports shall be preserved with the Funds’ records for the period required by Rule 17j-1 of the 1940 Act.

IV.                 Certification

Each Access Person, including an Independent Board Member, will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by it.  Each Access Person, including an Independent Board Member, will further certify that he or she has disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code of Ethics.  Certification of compliance with the Code of Ethics by an Independent Board Member will occur annually.

(3)         Disciplinary action includes but is not limited to any action that has a material financial effect upon the employee, such as fining, suspending, or demoting the employee, imposing a substantial fine or requiring the disgorgement of profits.

Code of Ethics

Exhibit A

HOLDINGS REPORT

For the Year/Period Ended
(Month/day/year)

☐ Check here if this is an Initial Holdings Report

To:                                           , as the Chief Compliance Officer of [Name of Aberdeen Fund]

From:

As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the Securities listed below which are required to be reported pursuant to the Code of Ethics of the Funds.

Title of Security	Number of Shares	Principal Amount

The name and address of any broker, dealer or bank with whom I maintain an account in which my Securities are held for my direct or indirect benefit are as follows.

Name	Address

For Initial Holdings Reports: This report contains information current as of a date no more than 45 days prior to the date of becoming an Access Person.

For Annual Holdings Reports: This report contains information current as of a date no more than 45 days before the report is submitted.

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed above.

Date:	Signature:

Code of Ethics

Exhibit B

QUARTERLY SECURITIES TRANSACTION REPORT

For the Calendar Quarter Ended
(month/day/year)

To:                                           , Chief Compliance Officer

From:

During the quarter referred to above, the following transactions were effected in Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Funds:

Security	Date of Transaction	Number of Shares	Principal Amount	Interest Rate and Maturity Rate (if applicable)	Nature of Transaction (Purchase, Sale, or Other)	Price	Broker/Dealer or Bank Though Whom Effected

During the quarter referred to above, I established the following accounts in which Securities were held during the quarter for my direct or indirect benefit:

Name and address of the broker, dealer or bank with which I established the account.	The date the account was established.

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed above.

Date:	Signature: